Exhibit 99

FOR IMMEDIATE RELEASE
March 23, 2022

Cintas Corporation Announces
Fiscal 2022 Third Quarter Results

CINCINNATI, March 23, 2022 -- Cintas Corporation (Nasdaq: CTAS) today reported results for its fiscal 2022 third quarter ended February 28, 2022. Revenue for the third quarter of fiscal 2022 was $1.96 billion compared to $1.78 billion in last year’s third quarter, an increase of 10.3%. The organic revenue growth rate for the third quarter of fiscal 2022, which adjusts for the impacts of acquisitions, divestitures and foreign currency exchange rate fluctuations, was 10.0%.

Gross margin for the third quarter of fiscal 2022 was $898.2 million compared to $809.5 million in last year’s third quarter. Gross margin as a percentage of revenue was 45.8% for the third quarter of fiscal 2022 compared to 45.6% in last year's third quarter. Energy expenses comprised of gasoline, natural gas and electricity were 45 basis points higher during the third quarter of fiscal 2022 compared to last year's third quarter.

Operating income for the third quarter of fiscal 2022 was $407.6 million compared to $326.5 million in last year's third quarter. Operating income as a percentage of revenue was 20.8% in the third quarter of fiscal 2022 compared to 18.4% in last year's third quarter. Fiscal 2022 third quarter operating income included a $30.2 million gain on an equity method investment transaction. The gain was recorded in selling and administrative expenses. Excluding this gain, fiscal 2022 third quarter operating income as a percentage of revenue was 19.3%, an increase of 90 basis points from last year's third quarter.

Net income was $315.4 million for the third quarter of fiscal 2022 compared to $258.4 million in last year's third quarter. Third quarter of fiscal 2022 diluted earnings per share (EPS) was $2.97 compared to $2.37 in last year's third quarter. Fiscal 2022 third quarter diluted EPS contained $0.28 from the gain on an equity method investment transaction, which included a related $0.07 tax rate benefit. Excluding this gain and the related tax impact, fiscal 2022 third quarter diluted EPS was $2.69 compared to $2.37 in last year's third quarter, a 13.5% increase from last year's diluted EPS.

Fiscal 2022 third quarter net cash provided by operating activities was $393.3 million compared to $331.9 million in last year's third quarter, an increase of 18.5%. During the third quarter of fiscal 2022 and through March 22, 2022, Cintas purchased $584.2 million of Cintas common stock under its buyback program. On March 15, 2022, Cintas paid shareholders an aggregate of $99.0 million in quarterly dividends.

Todd M. Schneider, Cintas' President and Chief Executive Officer, stated, "We are pleased with our third quarter financial results, led by a revenue increase of 10.3%. Excluding the gain previously mentioned, operating income and diluted EPS increased significantly despite inflation. Our financial results are indicative of our strong value proposition. Businesses prioritize image, cleanliness, safety and compliance and, challenged with labor scarcity and rising costs, increasingly count on Cintas to help get them Ready for the Workday®."

Mr. Schneider concluded, "We are increasing our financial guidance. We expect our fiscal 2022 fourth quarter revenue to be in the range of $1.96 billion to $2.02 billion and diluted EPS to be in the range of $2.54 to $2.74. Our fourth quarter fiscal 2022 effective tax rate is expected to be approximately 23.2% compared to a rate of 19.4% for last year's fourth quarter. The expected higher effective tax rate is anticipated to negatively impact fiscal 2022 fourth quarter diluted EPS guidance by approximately $0.14 and diluted EPS growth by approximately 560 basis points. Our financial guidance includes share buybacks through March 22, 2022 but does not include the impact of any future share buybacks."

Cintas
Cintas Corporation helps more than one million businesses of all types and sizes get Ready™ to open their doors with confidence every day by providing products and services that help keep their customers’ facilities and employees clean, safe and looking their best. With offerings including uniforms, mats, mops, restroom supplies, first aid and safety products, fire extinguishers and testing, and safety training, Cintas helps customers get Ready for the Workday®. The Company is also the creator of the Total Clean Program™ — a first-of-its-kind service that includes scheduled delivery of essential cleaning supplies, hygienically clean laundering, and sanitizing and disinfecting products and services. Headquartered in Cincinnati, Cintas is a publicly held Fortune 500 company traded over the Nasdaq Global Select Market under the symbol CTAS and is a component of both the Standard & Poor’s 500 Index and Nasdaq-100 Index.

Cintas will host a live webcast to review the fiscal 2022 third quarter results today at 10:00 a.m., Eastern Time. The webcast will be available to the public on Cintas' website at www.Cintas.com. A replay of the webcast will be available approximately two hours after the completion of the live call and will remain available for two weeks.

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS
The Private Securities Litigation Reform Act of 1995 provides a safe harbor from civil litigation for forward-looking statements.  Forward-looking statements may be identified by words such as “estimates,” “anticipates,” “predicts,” “projects,” “plans,” “expects,” “intends,” “target,” “forecast,” “believes,” “seeks,” “could,” “should,” “may” and “will” or the negative versions thereof and similar words, terms and expressions and by the context in which they are used. Such statements are based upon current expectations of Cintas and speak only as of the date made. You should not place undue reliance on any forward-looking statement. We cannot guarantee that any forward-looking statement will be realized. These statements are subject to various risks, uncertainties, potentially inaccurate assumptions and other factors that could cause actual results to differ from those set forth in or implied by this Press Release. Factors that might cause such a difference include, but are not limited to, the possibility of greater than anticipated operating costs including energy and fuel costs; lower sales volumes; loss of customers due to outsourcing trends; the performance and costs of integration of acquisitions; fluctuations in costs of materials and labor including increased medical costs; costs and possible effects of union organizing activities; failure to comply with government regulations concerning employment discrimination, employee pay and benefits and employee health and safety; the effect on operations of exchange rate fluctuations, tariffs and other political, economic and regulatory risks; uncertainties regarding any existing or newly-discovered expenses and liabilities related to environmental compliance and remediation; the cost, results and ongoing assessment of internal controls for financial reporting; the effect of new accounting pronouncements; disruptions caused by the inaccessibility of computer systems data, including cybersecurity risks; the initiation or outcome of litigation, investigations or other proceedings; higher assumed sourcing or distribution costs of products; the disruption of operations from catastrophic or extraordinary events including viral pandemics such as the COVID-19 coronavirus; the amount and timing of repurchases of our common stock, if any; changes in federal and state tax and labor laws; and the reactions of competitors in terms of price and service. Cintas undertakes no obligation to publicly release any revisions to any forward-looking statements or to otherwise update any forward-looking statements whether as a result of new information or to reflect events, circumstances or any other unanticipated developments arising after the date on which such statements are made. A further list and description of risks, uncertainties and other matters can be found in our Annual Report on Form 10-K for the year ended May 31, 2021 and in our reports on Forms 10-Q and 8-K. The risks and uncertainties described herein are not the only ones we may face. Additional risks and uncertainties presently not known to us, or that we currently believe to be immaterial, may also harm our business.

For additional information, contact:

J. Michael Hansen, Executive Vice President and Chief Financial Officer - 513-972-2079
Paul F. Adler, Vice President - Treasurer & Investor Relations - 513-972-4195

Cintas Corporation
Consolidated Condensed Statements of Income
(Unaudited)
(In thousands except per share data)

	Three Months Ended
	February 28, 2022	February 28, 2021	% Change
Revenue:
Uniform rental and facility services	$1,553,320	$1,417,865	9.6%
Other	407,222	359,191	13.4%
Total revenue	1,960,542	1,777,056	10.3%

Costs and expenses:
Cost of uniform rental and facility services	834,082	761,850	9.5%
Cost of other	228,306	205,690	11.0%
Selling and administrative expenses	490,549	483,048	1.6%

Operating income	407,605	326,468	24.9%

Interest income	(56)	(87)	(35.6)%
Interest expense	22,030	24,552	(10.3)%

Income before income taxes	385,631	302,003	27.7%
Income taxes	70,183	43,619	60.9%
Net income	$315,448	$258,384	22.1%

Basic earnings per share	$3.04	$2.44	24.6%

Diluted earnings per share	$2.97	$2.37	25.3%

Basic weighted average common shares outstanding	103,388	105,264
Diluted weighted average common shares outstanding	105,641	107,996

Cintas Corporation
Consolidated Condensed Statements of Income
(Unaudited)
(In thousands except per share data)

	Nine Months Ended
	February 28, 2022	February 28, 2021	% Change
Revenue:
Uniform rental and facility services	$4,596,767	$4,222,764	8.9%
Other	1,183,006	1,057,914	11.8%
Total revenue	5,779,773	5,280,678	9.5%

Costs and expenses:
Cost of uniform rental and facility services	2,430,644	2,217,073	9.6%
Cost of other	663,078	608,004	9.1%
Selling and administrative expenses	1,503,117	1,426,555	5.4%

Operating income	1,182,934	1,029,046	15.0%

Interest income	(168)	(369)	(54.5)%
Interest expense	65,786	73,659	(10.7)%

Income before income taxes	1,117,316	955,756	16.9%
Income taxes	176,020	112,510	56.4%
Net income	$941,296	$843,246	11.6%

Basic earnings per share	$9.05	$7.99	13.3%

Diluted earnings per share	$8.84	$7.78	13.6%

Basic weighted average common shares outstanding	103,438	104,782
Diluted weighted average common shares outstanding	105,896	107,696

CINTAS CORPORATION SUPPLEMENTAL DATA

Gross Margin and Net Income Margin Results

	Three Months Ended		Nine Months Ended
	February 28, 2022	February 28, 2021	February 28, 2022	February 28, 2021

Uniform rental and facility services gross margin	46.3%	46.3%	47.1%	47.5%
Other gross margin	43.9%	42.7%	43.9%	42.5%
Total gross margin	45.8%	45.6%	46.5%	46.5%
Net income margin	16.1%	14.5%	16.3%	16.0%

Reconciliation of Non-GAAP Financial Measures and Regulation G Disclosure

The press release contains non-GAAP financial measures within the meaning of Regulation G promulgated by the Securities and Exchange Commission. To supplement its consolidated condensed financial statements presented in accordance with U.S. generally accepted accounting principles (GAAP), the Company provides the additional non-GAAP financial measures of operating income, earnings per diluted share and cash flow. The Company believes that these non-GAAP financial measures are appropriate to enhance understanding of its past performance as well as prospects for future performance. A reconciliation of the differences between these non-GAAP financial measures with the most directly comparable financial measure calculated in accordance with GAAP are shown in the tables below.

Operating Income Results

	Three Months Ended
(In thousands)	February 28, 2022	% of Revenue
Operating income	$407,605	20.8%
Gain on equity method investment transaction (1)	(30,151)
Operating income excluding above item	$377,454	19.3%

(1) In connection with the acquisition of the remaining interest in an equity method investment during the third quarter of fiscal 2022, the Company was required by U.S. GAAP to remeasure its existing interest in the equity method investment at its acquisition-date fair value and recognize the resulting gain in operating income.

Earnings Per Share Results

	Three Months Ended
	February 28, 2022	Growth vs. Fiscal 2021

Diluted EPS	$2.97	25.3%
Gain on equity method investment transaction (1)	(0.21)
Tax benefit on equity method investment transaction (1)	(0.07)
Diluted EPS excluding above item	$2.69	13.5%

(1) In connection with the acquisition of the remaining interest in an equity method investment during the third quarter of fiscal 2022, the Company was required by U.S GAAP to remeasure its existing interest in the equity method investment at its acquisition-date fair value and recognize the resulting gain in operating income. The gain taxed at the statutory tax rate resulted in an earnings per share benefit of $0.21. However, the actual tax rate associated with the transaction was significantly lower than the statutory tax rate resulting in an additional earnings per share benefit of $0.07.

Computation of Free Cash Flow

	Nine Months Ended
	February 28, 2022	February 28, 2021
Net cash provided by operations	$987,055	$904,815
Capital expenditures	(165,851)	(100,410)
Free cash flow	$821,204	$804,405

Management uses free cash flow to assess the financial performance of the Company. Management believes that free cash flow is useful to investors because it relates the operating cash flow of the Company to the capital that is spent to continue, improve and grow business operations.

SUPPLEMENTAL SEGMENT DATA

	Uniform Rental and Facility Services	First Aid and Safety Services	All Other	Corporate	Total
For the three months ended February 28, 2022
Revenue	$1,553,320	$212,958	$194,264	$—	$1,960,542
Gross margin	$719,238	$94,204	$84,712	$—	$898,154
Selling and administrative expenses	$363,248	$67,900	$59,401	$—	$490,549
Interest income	$—	$—	$—	$(56)	$(56)
Interest expense	$—	$—	$—	$22,030	$22,030
Income (loss) before income taxes	$355,990	$26,304	$25,311	$(21,974)	$385,631

For the three months ended February 28, 2021
Revenue	$1,417,865	$198,474	$160,717	$—	$1,777,056
Gross margin	$656,015	$86,341	$67,160	$—	$809,516
Selling and administrative expenses	$372,612	$60,521	$49,915	$—	$483,048
Interest income	$—	$—	$—	$(87)	$(87)
Interest expense	$—	$—	$—	$24,552	$24,552
Income (loss) before income taxes	$283,403	$25,820	$17,245	$(24,465)	$302,003

For the nine months ended February 28, 2022
Revenue	$4,596,767	$614,234	$568,772	$—	$5,779,773
Gross margin	$2,166,123	$271,513	$248,415	$—	$2,686,051
Selling and administrative expenses	$1,143,136	$197,404	$162,577	$—	$1,503,117
Interest income	$—	$—	$—	$(168)	$(168)
Interest expense	$—	$—	$—	$65,786	$65,786
Income (loss) before income taxes	$1,022,987	$74,109	$85,838	$(65,618)	$1,117,316

For the nine months ended February 28, 2021
Revenue	$4,222,764	$597,373	$460,541	$—	$5,280,678
Gross margin	$2,005,691	$252,042	$197,868	$—	$2,455,601
Selling and administrative expenses	$1,091,651	$186,189	$148,715	$—	$1,426,555
Interest income	$—	$—	$—	$(369)	$(369)
Interest expense	$—	$—	$—	$73,659	$73,659
Income (loss) before income taxes	$914,040	$65,853	$49,153	$(73,290)	$955,756

Cintas Corporation
Consolidated Condensed Balance Sheets
(In thousands except per share data)

	February 28, 2022	May 31, 2021
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$84,136	$493,640
Accounts receivable, net	1,004,632	901,710
Inventories, net	486,750	481,797
Uniforms and other rental items in service	881,734	810,104
Income taxes, current	66,047	22,282
Prepaid expenses and other current assets	163,442	133,776
Total current assets	2,686,741	2,843,309

Property and equipment, net	1,312,176	1,318,438

Investments	259,930	274,616
Goodwill	3,032,738	2,913,069
Service contracts, net	402,366	408,445
Operating lease right-of-use assets, net	167,995	168,532
Other assets, net	306,654	310,414
	$8,168,600	$8,236,823

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$235,051	$230,786
Accrued compensation and related liabilities	212,481	241,469
Accrued liabilities	622,797	518,910
Operating lease liabilities, current	44,105	43,850
Debt due within one year	1,509,056	899,070
Total current liabilities	2,623,490	1,934,085

Long-term liabilities:
Debt due after one year	1,343,513	1,642,833
Deferred income taxes	430,695	386,647
Operating lease liabilities	131,224	130,774
Accrued liabilities	345,778	454,637
Total long-term liabilities	2,251,210	2,614,891

Shareholders’ equity:
Preferred stock, no par value: 100,000 shares authorized, none outstanding	—	—
Common stock, no par value, and paid-in capital: 425,000,000 shares authorized FY 2022: 190,693,424 issued and 102,415,971 outstanding FY 2021: 189,071,185 issued and 104,061,391 outstanding	1,729,525	1,516,202
Retained earnings	8,522,327	7,877,015
Treasury stock: FY 2022: 88,277,453 shares FY 2021: 85,009,794 shares	(6,970,099)	(5,736,258)
Accumulated other comprehensive income	12,147	30,888
Total shareholders’ equity	3,293,900	3,687,847
	$8,168,600	$8,236,823

Cintas Corporation
Consolidated Condensed Statements of Cash Flows
(Unaudited)
(In thousands)

	Nine Months Ended
	February 28, 2022	February 28, 2021
Cash flows from operating activities:
Net income	$941,296	$843,246

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	184,464	182,132
Amortization of intangible assets and capitalized contract costs	112,859	107,689
Stock-based compensation	83,687	83,421
Gain on equity method investment transaction	(30,151)	—
Gain on sale of operating assets	(12,129)	(21,861)
Deferred income taxes	42,652	(36,259)
Change in current assets and liabilities, net of acquisitions of businesses:
Accounts receivable, net	(99,223)	(63,178)
Inventories, net	2,311	(123,678)
Uniforms and other rental items in service	(77,584)	(6,269)
Prepaid expenses and other current assets and capitalized contract costs	(77,450)	(76,971)
Accounts payable	6,168	5,113
Accrued compensation and related liabilities	(28,400)	97,474
Accrued liabilities and other	(17,717)	(1,357)
Income taxes, current	(43,728)	(84,687)
Net cash provided by operating activities	987,055	904,815

Cash flows from investing activities:
Capital expenditures	(165,851)	(100,410)
Purchases of investments	(6,024)	(7,873)
Proceeds from sale of operating assets, net of cash disposed	15,347	32,490
Acquisitions of businesses, net of cash acquired	(150,844)	(7,570)
Other, net	(8,939)	(5,301)
Net cash used in investing activities	(316,311)	(88,664)

Cash flows from financing activities:
Issuance of commercial paper, net	559,210	—
Repayment of debt	(250,000)	—
Proceeds from exercise of stock-based compensation awards	117,636	120,049
Dividends paid	(276,922)	(371,818)
Repurchase of common stock	(1,221,841)	(154,490)
Other, net	(6,657)	(3,836)
Net cash used in financing activities	(1,078,574)	(410,095)

Effect of exchange rate changes on cash and cash equivalents	(1,674)	2,153

Net (decrease) increase in cash and cash equivalents	(409,504)	408,209
Cash and cash equivalents at beginning of period	493,640	145,402
Cash and cash equivalents at end of period	$84,136	$553,611